As filed with the Securities and Exchange Commission on May 21, 2024.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BROOKFIELD ASSET MANAGEMENT LTD.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada	6282	NOT APPLICABLE
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number (if applicable))	(I.R.S. Employer Identification No. (if applicable))

Suite 100, Brookfield Place, 181 Bay Street

Toronto, Ontario, Canada M5J 2T3

(416) 363-9491

(Address and telephone number of Registrant’s principal executive offices)

Brookfield Asset Management LLC

Brookfield Place

250 Vesey Street, 15th Floor

New York, NY 10281-1023

(212) 417-7000

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Kathy Sarpash Managing Director, Legal & Regulatory Brookfield Asset Management Ltd. Suite 100, Brookfield Place, 181 Bay Street Toronto, Ontario, Canada M5J 2T3 (416) 363-9491	Mile T. Kurta, Esq. Christopher R. Bornhorst, Esq. Torys LLP 1114 Avenue of the Americas, 23rd Floor New York, New York 10036 (212) 880-6000	Karrin Powys-Lybbe Jonathan Cescon Torys LLP 79 Wellington St. W Toronto, Ontario M5K 1N2 (416) 865-7666

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after the effective date of this Registration Statement.

Ontario, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box):

A. ☐	upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B. ☒	at some future date (check the appropriate box below)

	1. ☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

	2. ☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

	3. ☒	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4. ☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act, or on such date as the Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.

This amended and restated short form base shelf prospectus has been filed under legislation in each of the provinces of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities, except where an exemption from such delivery requirements is available.

Neither we nor the selling securityholders may sell these securities in the United States until the registration statement filed with the United States Securities and Exchange Commission is effective. This amended and restated short form base shelf prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

This amended and restated short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. Information has been incorporated by reference in this amended and restated short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the office of our Corporate Secretary at 181 Bay Street, Suite 100, Brookfield Place, Toronto, Ontario, M5J 2T3, (416) 363-9491, and are also available electronically at www.sedarplus.ca.

AMENDED AND RESTATED SHORT FORM BASE SHELF PROSPECTUS

(amending and restating the short form base shelf prospectus dated October 26, 2023)

New Issue and/or Secondary Offering	May 21, 2024

Brookfield Asset Management Ltd.

US$1,000,000,000

Class A Limited Voting Shares

Class A Preference Shares

Debt Securities

Brookfield Asset Management Ltd. (the “Manager”, “we”, “us” and “our”) may from time to time offer and issue (i) class A limited voting shares (“Class A Shares”), (ii) class A preference shares (“Class A Preference Shares”) and (iii) bonds, debentures, notes and other evidences of indebtedness of the Manager of any kind, nature or description (“Debt Securities” and, together with our Class A Shares and Class A Preference Shares, the “Securities”) under this amended and restated short form base shelf prospectus. The Securities offered hereby may be offered separately or together, in one or more series in an aggregate initial offering amount of up to US$1,000,000,000 at any time and from time to time during the 25 month period commencing on October 26, 2023 that this amended and restated prospectus, including any amendments thereto, remains valid. Securities of any series may be offered in such amount and with such terms as may be determined in light of market conditions. One or more securityholders of the Manager (each, a “Selling Securityholder”) may also offer and sell Securities under this prospectus. See “Selling Shareholders”. We are filing this prospectus in connection with the concurrent filing of a U.S. registration statement on Form F-10, of which this prospectus forms a part (the “registration statement”), pursuant to the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”). See “Available Information”.

The specific terms of the Securities in respect of which this prospectus is being delivered will be set forth in an accompanying prospectus supplement, including, where applicable: (i) in the case of Class A Shares, the number of Class A Shares offered, the offering price (in the event the offering is a fixed price distribution) or the manner of determining the offering price (in the event the offering is a non-fixed price distribution, including, in the case of the Manager but not the Selling Shareholders, sales in transactions that are deemed to be “at-the-market distributions” as defined in National Instrument 44-102 – Shelf Distributions (“NI 44-102”) and, as defined, an “ATM Distribution”) and any other specific terms; (ii) in the case of Class A Preference Shares, the specific designation of the Class A Preference Shares, the number of Class A Preference Shares offered, the offering price, the dividend rate, any terms of redemption, retraction, conversion or exchange and any other specific terms; and (iii) in the case of Debt Securities, the specific designation of the Debt Securities, any limit on the aggregate principal amount of the Debt Securities, the currency or currency unit, the maturity, the offering price, whether payment on the Debt Securities will be senior or subordinated to the other liabilities and obligations of the Manager, whether the Debt Securities will bear interest, the interest rate or method of determining the interest rate, any interest payment date(s), covenants, events of default, any terms of redemption, any conversion or exchange rights and any other specific terms of the Debt Securities. Prospective investors should read this prospectus and any applicable prospectus supplement carefully before investing in any Securities.

This prospectus does not qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items, other than as required to provide for an interest rate that is adjusted for inflation. For greater certainty, this prospectus may qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions or to recognized market benchmark interest rates.

This prospectus may not be used to offer the Securities unless accompanied by a prospectus supplement. The Manager has filed an undertaking with the securities regulatory authorities in each of the provinces of Canada that it will not distribute, under this prospectus, Securities that, at the time of distribution, are novel without pre-clearing the disclosure to be contained in the prospectus supplement pertaining to the distribution of such Securities with the applicable regulator.

Our intended use for any net proceeds expected to be received by us from the issue of the Securities will be set forth in a prospectus supplement. All information permitted under applicable securities laws to be omitted from this prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus. Each such prospectus supplement will be deemed to be incorporated by reference in this prospectus as of the date of each such prospectus supplement and only for the purposes of the distribution of the Securities to which such prospectus supplement pertains.

An investment in the Securities is subject to certain risks that should be carefully considered by prospective investors before purchasing Securities. The risks outlined in this prospectus and in the documents incorporated by reference herein, and the risk factors contained in the applicable prospectus supplement, should be carefully reviewed and considered by prospective investors in connection with any investment in the Securities. See “Caution Regarding Forward-Looking Statements” and “Risk Factors”.

We may sell, or the Selling Securityholders may sell, the Securities through underwriters or dealers directly pursuant to applicable statutory exemptions, or through agents designated by us or the Selling Securityholders from time to time. This prospectus may qualify an ATM Distribution of Class A Shares. Each prospectus supplement will identify each person who may be deemed to be an underwriter with respect to the Securities being offered and will set forth the terms of the offering of such Securities, including, to the extent applicable, the purchase price or prices of the offered Securities, the initial offering price, the proceeds to us or the Selling Securityholders from the sale of the offered Securities, any underwriting discounts and other items constituting underwriters’ compensation and any discounts or concessions allowed or re-allowed or paid to dealers. No Selling Shareholder may distribute Securities pursuant to an ATM Distribution.

In connection with any offering of Securities, other than an ATM Distribution, the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. No agent of an ATM Distribution, and no person or company acting jointly or in concert with an agent of an ATM Distribution, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the securities or securities of the same class as the securities distributed pursuant to the ATM Distribution, including selling an aggregate number or principal amount of securities that would result in the agent creating an over-allocation position in the securities. See “Plan of Distribution”.

Our Class A Shares are traded on the New York Stock Exchange (the “NYSE”) and the Toronto Stock Exchange (the “TSX”) under the symbol “BAM”. We have not yet determined whether any of the other Securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter system. If we decide to seek a listing for any of our other Securities, that will be disclosed in a prospectus supplement.

Unless otherwise specified in a prospectus supplement relating to Class A Preference Shares or Debt Securities, the Class A Preference Shares and Debt Securities will not be listed on any securities or stock exchange or on any automated dealer quotation system. There is no market through which Class A Preference Shares or Debt Securities may be sold and purchasers may not be able to resell Class A Preference Shares or Debt Securities purchased under this prospectus. This may affect the pricing of the Class A Preference Shares and Debt Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Class A Preference Shares and Debt Securities, and the extent of issuer regulation. See “Risk Factors”.

Information with respect to a purchaser’s right to withdraw from or rescind an agreement to purchase Securities is provided below. See “Purchasers’ Statutory and Contractual Rights of Withdrawal and Rescission”.

Our head and registered office is 181 Bay Street, Suite 100, Brookfield Place, Toronto, Ontario, M5J 2T3 and our telephone number at that address is (416) 363-9491.

The Manager is permitted, under a multijurisdictional disclosure system adopted by the United States and Canada (“MJDS”), to prepare this prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States.

Prospective investors should be aware that the acquisition of the Securities may have tax consequences both in the United States and in Canada. Such consequences for investors who are residents in Canada or are residents in, or citizens of, the United States may not be described fully herein or in a prospectus supplement. Prospective investors should consult their own tax advisors with respect to their particular circumstances.

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the Manager is incorporated or organized under the laws of a foreign jurisdiction outside of the United States and that some or all of its officers and directors may be residents of a foreign jurisdiction outside of the United States, that some or all of the underwriters or experts named or to be named in the registration statement may be residents of a foreign jurisdiction outside of the United States and that such persons and all or a substantial portion of the assets of the Manager and such persons may be located outside the United States. See “Service of Process and Enforcement of Civil Liabilities–Notice to U.S. Investors”.

THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), ANY U.S. STATE SECURITIES COMMISSION, OR ANY CANADIAN REGULATORY AUTHORITY, NOR HAS THE SEC, ANY U.S. STATE SECURITIES COMMISSION OR ANY CANADIAN REGULATORY AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Certain of our directors reside outside of Canada (collectively, the “Non-Residents”). Each such Non-Resident has appointed Brookfield Asset Management Ltd., 181 Bay Street, Suite 100, Brookfield Place, Toronto, Ontario, M5J 2T3, as its agent for service of process in Ontario. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process. See “Service of Process and Enforcement of Civil Liabilities–Notice to Canadian Investors”.

You should rely only on the information contained, or incorporated by reference, in this prospectus, the registration statement or any prospectus supplement prepared by us or on our behalf. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. References to this “prospectus” include documents incorporated by reference herein. See “Documents Incorporated by Reference”. We are not making an offer of the Securities in any jurisdiction where an offer is not permitted and, therefore, this document may only be used where it is legal to offer the Securities. The information in this prospectus or the documents incorporated by reference is accurate only as of the date on the front of such documents. Our business, financial condition, results of operations and prospects may have changed since then.

ABOUT THIS PROSPECTUS

In this prospectus, unless the context suggests otherwise, references to:

•

“Arrangement” means the court approved plan of arrangement of the Corporation as a result of which (i) the shareholders of the Corporation, while retaining their shares of the Corporation, became shareholders of the Manager, which acquired a 25% interest in our asset management business through common shares of the Asset Management Company and (ii) the Corporation changed its name from “Brookfield Asset Management Inc.” to “Brookfield Corporation”;

•	“Asset Management Company” means Brookfield Asset Management ULC;

•

“Corporation” means Brookfield Corporation and its subsidiaries (including the perpetual affiliates) other than the Asset Management Company and its subsidiaries and does not, for greater certainty, include the Manager, Brookfield Reinsurance Ltd. (“BNRE”) or the Oaktree Business;

•	“Manager”, “we”, “us” and “our” are to Brookfield Asset Management Ltd., together with our asset management business and Oaktree, where applicable;

•

“Oaktree” means collectively Oaktree Capital II, L.P., Oaktree Capital Management, L.P., Oaktree AIF Investments, L.P., Oaktree Capital Management (Cayman) L.P. and Oaktree Investment Holdings, L.P. and their consolidated subsidiaries;

•

“Oaktree Business” means the business operated by and through Brookfield Oaktree Holdings, LLC (formerly known as Oaktree Capital Group, LLC), Oaktree and the other affiliated operating entities in which we own an interest;

•

“our asset management business” means the global alternative asset management business previously carried on by the Corporation, which is owned approximately 73% by the Corporation and approximately 27% by the Manager through their ownership of common shares of the Asset Management Company; and

•

“perpetual affiliates” means, collectively: (i) Brookfield Renewable Partners L.P., together with its subsidiaries, including its paired corporation, Brookfield Renewable Corporation; (ii) Brookfield Infrastructure Partners L.P., together with its subsidiaries, including its paired corporation, Brookfield Infrastructure Corporation; (iii) Brookfield Business Partners L.P., together with its subsidiaries including its paired corporation, Brookfield Business Corporation; and (iv) Brookfield Property Partners L.P., together with its subsidiaries.

The financial information contained in this prospectus and any prospectus supplement, unless otherwise indicated, is presented in U.S. dollars and, unless otherwise indicated, has been prepared in accordance with accounting principles generally accepted in the United States of America.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents, which have been filed with the securities commissions or similar authorities in Canada and filed as exhibits to the registration statement, are specifically incorporated by reference in, and form an integral part of, this prospectus:

(a)	our annual information form for the financial year ended December 31, 2023 filed on SEDAR+ on March 19, 2024 (the “AIF”);

(b)

(i) the audited consolidated financial statements of the Manager as at December 31, 2023 and 2022 and for the year ended December 31, 2023 and the period from July 4, 2022 to December 31, 2022, together with the accompanying notes thereto and the report of the independent registered public accounting firm thereon; (ii) the audited consolidated and combined financial statements of the Asset Management Company as at December 31, 2023 and 2022 and for the years then ended, together with the accompanying notes thereto and the report of the independent auditor thereon;

(c)	management’s discussion and analysis of the Manager for the audited financial statements referred to in paragraph (b) above (the “Annual MD&A”);

(d)

(i) the unaudited interim condensed consolidated financial statements of the Manager as at March 31, 2024 and December 31, 2023 and for the three months ended March 31, 2024 and 2023, together with accompanying notes thereto; (ii) the unaudited interim condensed consolidated financial statements of the Asset Management Company as at March 31, 2024 and December 31, 2023 and for the three months ended March 31, 2024 and 2023, together with the accompanying notes thereto; and (iii) management’s discussion and analysis as of March 31, 2024; (the “Interim MD&A”) and

(e)	our management information circular dated April 25, 2024 in connection with the annual meeting of shareholders of the Manager to be held on June 7, 2024 filed on SEDAR+ on May 7, 2024.

Any of our documents of the types described in section 11.1 of Form 44-101F1 — Short Form Prospectus (“Form 44-101F1”) and any template version of marketing materials (each as defined in National Instrument 41-101 – General Prospectus Requirements (“NI 41-101”)) filed by the Manager with the securities commissions or similar authorities in Canada during the time that this prospectus is valid and prior to the termination of any distribution of Securities hereunder shall be deemed to be incorporated by reference in this prospectus. Each annual report on Form 40-F filed by the Manager will be incorporated by reference into this prospectus and the registration statement. In addition, any report on Form 6-K filed by the Manager with the SEC after the date of this prospectus shall be deemed to be incorporated by reference into this prospectus and the registration statement if and to the extent expressly provided in such report.

A prospectus supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this prospectus and will be deemed to be incorporated into this prospectus as of the date of such prospectus supplement but only for the purposes of the offering of the Securities to which that prospectus supplement pertains.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document which it modifies or supersedes. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

Upon a new annual information form, or new interim or annual financial statements being filed by us with the applicable securities regulatory authorities during the time this prospectus is effective, the previous annual information form, the previous interim or annual financial statements and related management’s discussion and analysis and all material change reports filed prior to the commencement of the then current fiscal year shall be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of Securities hereunder. Upon a new management information circular being filed in connection with an annual meeting with the applicable securities regulatory authorities during the currency of this Prospectus, the management information circular filed in connection with the previous annual meeting (unless such management information circular also related to a special meeting) will be deemed no longer to be incorporated by reference in this prospectus for purposes of future offers and sales of Securities hereunder.

Copies of the documents incorporated herein by reference may be obtained on request without charge from the office of our Corporate Secretary at 181 Bay Street, Suite 100, Brookfield Place, Toronto, Ontario, M5J 2T3, (416) 363-9491, and are also available electronically on SEDAR+ at www.sedarplus.ca. Documents filed with, or furnished to, the SEC are available through the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) at www.sec.gov.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been, or will be, filed with the SEC as part of the registration statement: (1) the documents listed under “Documents Incorporated by Reference”; (2) the consents of Deloitte LLP in respect of the audited financial statements of (i) the Manager and (ii) the Asset Management Company; (3) the forms of Debt Indenture (as defined below) for any Debt Securities that may be offered hereunder; (4) powers of attorney from certain of our directors and officers; and (5) the SEC filing fee exhibit. A copy of the underwriting agreement for offerings under this prospectus, and/or, as applicable, any statement of eligibility of trustee on Form T-1, any supplemental indenture to the Debt Indenture and/or form of note for offerings of Debt Securities, will be filed as necessary by post-effective amendment to the registration statement or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), and will form a part of the registration statement.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking information” within the meaning of Canadian provincial securities laws and “forward-looking statements” within the meaning of the U.S. Securities Act, the U.S. Exchange Act, “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and in any applicable Canadian securities regulations (collectively, “forward-looking statements”). Forward-looking statements include statements that are predictive in nature, depend upon or refer to future results, events or conditions, and include, but are not limited to, statements which reflect management’s current estimates, beliefs and assumptions regarding the operations, business, financial condition, expected financial results, performance, prospects, opportunities, priorities, target, goals, ongoing objectives, strategies, capital management and outlook of the Manager, the Asset Management Company and its subsidiaries, as well as the outlook for North American and international economies for the current fiscal year and subsequent periods, and which are in turn based on our experience and perception of historical trends, current conditions and expected future developments, as well as other factors management believes are appropriate in the circumstances. The estimates, beliefs and assumptions of the Manager are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and as such, are subject to change. Forward-looking statements are typically identified by words such as “expect”, “anticipate”, “believe”, “foresee”, “could”, “estimate”, “goal”, “intend”, “plan”, “seek”, “strive”, “will”, “may”, “should” and similar expressions.

Although the Manager believes that such forward-looking statements are based upon reasonable estimates, beliefs and assumptions, actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially from those contemplated or implied by forward-looking statements include, but are not limited to:

•	the Manager’s lack of independent means of generating revenue;

•	the Manager’s material assets consisting solely of its interest in the Asset Management Company;

•	challenges relating to maintaining our relationship with the Corporation and potential conflicts of interest;

•	the Manager being a newly formed company;

•	our liability for our asset management business;

•	the difficulty for investors to effect service of process and enforce judgments in the United States, Canada and/or other applicable jurisdictions;

•	the impact on growth in Fee-Bearing Capital (as defined in the Interim MD&A) of poor product development or marketing efforts;

•	our ability to maintain our global reputation;

•	volatility in the trading price of the Class A Shares;

•	being subjected to numerous laws, rules and regulatory requirements;

•	the potential ineffectiveness of our policies to prevent violations of applicable law;

•	meeting our financial obligations due to our cash flow from our asset management business;

•	foreign currency risk and exchange rate fluctuations;

•	requirement of temporary investments and backstop commitments to support our asset management business;

•	rising interest rates;

•	revenues impacted by a decline in the size or pace of investments made by our managed assets;

•	our earnings growth can vary, which may affect our dividend and the trading price of the Class A Shares;

•	exposed risk due to increased amount and type of investment products in our managed assets;

•	difficulty in maintaining our culture or managing our human capital;

•	political instability or changes in government;

•	inflationary pressures;

•	unfavourable economic conditions or changes in the industries in which we operate;

•	catastrophic events such as earthquakes, hurricanes, or pandemics/epidemics;

•	deficiencies in public company financial reporting and disclosures;

•	ineffective management of sustainability considerations, and inadequate or ineffective health and safety programs;

•	failure of our information technology systems;

•	us and our managed assets becoming involved in legal disputes;

•	losses not covered by insurance;

•	inability to collect on amounts owing to us;

•	information barriers that may give rise to conflicts and risks;

•	risks related to our real estate, renewable power and transition, infrastructure, private equity, real estate and other alternatives, including credit strategies;

•	risks relating to Canadian and United States taxation laws; and

•	other factors described in our AIF, including those set forth under “Business Environment and Risks”, and the Annual MD&A and Interim MD&A under “Part 9 – Business Environment and Risk Disclosures”.

We caution that the factors that may affect future results described in this prospectus and the documents incorporated by reference are not exhaustive. The forward-looking statements represent our views as of the date of this prospectus and should not be relied upon as representing our views as of any date subsequent to the date of this prospectus. While we anticipate that subsequent events and developments may cause our views to change, we disclaim any obligation to update the forward-looking statements, other than as required by applicable law. For further information on these known and unknown risks, please see “Business Environment and Risks” in the AIF, and “Part 9 – Business Environment and Risk Disclosures” in the Annual MD&A and the Interim MD&A as well as comparable sections in any prospectus supplement and the documents incorporated by reference therein.

These statements and other forward-looking information are based on opinions, assumptions and estimates made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable in the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Accordingly, readers should not place undue reliance on forward-looking information. We do not undertake to update any forward-looking information contained herein, except as required by applicable securities laws.

AVAILABLE INFORMATION

The Manager has filed the registration statement with the SEC under the U.S. Securities Act. This prospectus does not contain all of the information set forth in such registration statement, to which reference is made for further information.

The Manager is subject to the informational requirements of the U.S. Exchange Act, and, in accordance therewith, files reports and other information with the SEC. Under the MJDS, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. The SEC maintains an Internet site on EDGAR at http://www.sec.gov that makes available reports and other information that the Manager files or furnishes electronically with it. These documents can also be found on the Manager’s Internet site at https://bam.brookfield.com. The information on our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus, and the reference to our website in this prospectus is an inactive textual reference only.

BROOKFIELD ASSET MANAGEMENT LTD.

The Manager was incorporated under the Business Corporations Act (British Columbia) on July 4, 2022. The Manager’s head office is located at Brookfield Place, 181 Bay Street, Suite 100, Toronto, Ontario M5J 2T3, Canada and its registered office is located at 1500 Royal Centre, 1055 West Georgia Street, P.O. Box 11117, Vancouver, British Columbia V6E 4N7, Canada. The Class A Shares are listed on the NYSE and the TSX under the symbol “BAM”.

The Asset Management Company was incorporated under the Business Corporations Act (British Columbia) on July 4, 2022. The Manager and the Asset Management Company were formed by the Corporation to facilitate the Arrangement. The Arrangement, which closed on December 9, 2022, involved the division of Brookfield Asset Management Inc. (now Brookfield Corporation) into two publicly traded companies: the Manager, a pure-play, leading global alternative asset management business; and the Corporation, a leading global investment firm focused on building long-term wealth for institutions and individuals around the world.

SELLING SHAREHOLDERS

This prospectus may also, from time to time, relate to the offering of the Securities by way of a secondary offering (each, a “Secondary Offering”) by one or more Selling Securityholders.

The terms under which the Securities may be offered by Selling Shareholders will be described in the applicable prospectus supplement. The prospectus supplement for or including any Secondary Offering will include, without limitation, where applicable: (i) the names of the Selling Shareholders; (ii) the number and type of Securities owned, controlled or directed by each Selling Shareholder; (iii) the number of Securities being distributed for the accounts of each Selling Shareholder; (iv) the number of Securities to be owned, controlled or directed by each Selling Shareholder after the distribution and the percentage that number or amount represents out of the total number of outstanding Securities of the class or series; (v) whether the Securities are owned by the Selling Shareholders, both of record and beneficially, of record only or beneficially only; (vi) if a Selling Shareholder purchased any of the Securities held by such Selling Shareholder in the 12 months preceding the date of the prospectus supplement, the date or dates the Selling Shareholder acquired the Securities; (vii) if a Selling Shareholder acquired the Securities held by such Selling Shareholder in the 12 months preceding the date of the prospectus supplement, the cost thereof to the Selling Shareholder in the aggregate and on a per security basis; and (viii) the disclosure required by Item 1.11 of Form 44-101F1, and, if applicable, each Selling Shareholder will file a non-issuer’s submission to jurisdiction form with the applicable prospectus supplement. No Selling Shareholder may distribute Securities pursuant to an ATM Distribution.

SECURITIES WE MAY OFFER

The descriptions of the Securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of Securities that we may offer. We will describe in the applicable prospectus supplement relating to any Securities the particular terms of the Securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the Securities may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, Class A Shares, Class  A Preference Shares and Debt Securities.

DESCRIPTION OF CLASS A SHARES AND CLASS A PREFERENCE SHARES

The following is a description of the material terms of our Class A Shares and Class A Preference Shares and is qualified in its entirety by reference to all of the provisions of our notice of articles and articles of incorporation (the “Articles”). Because this description is only a summary of the terms of our Class A Shares and Class A Preference Shares, it does not contain all of the information that you may find useful. For more complete information, you should read the Articles, which are available electronically on our SEDAR+ profile at www.sedarplus.ca and on EDGAR at www.sec.gov.

The Manager’s authorized share capital consists of: (i) an unlimited number of Class A Shares; (ii) 21,280 class B limited voting shares (“Class B Shares”); and (iii) an unlimited number of Class A Preference Shares, issuable in series. As of May 17, 2024, the Manager has issued and outstanding 442,344,835 Class A Shares, 21,280 Class B Shares and no Class A Preference Shares.

Class A Shares

The attributes of the Class A Shares and the Class B Shares are substantially equivalent, except for the differing voting rights attached to the two classes of shares.

Priority

Subject to the prior rights of the holders of the Class A Preference Shares and any other senior-ranking shares outstanding from time to time, holders of Class A Shares and Class B Shares rank on a parity with each other with respect to the payment of dividends (if, as and when declared by the board of directors of the Manager (“Board”)) and the return of capital on the liquidation, dissolution or winding up of the Manager or any other distribution of the assets of the Manager among its shareholders for the purpose of winding up its affairs.

Voting Rights

Except as set out below under “Election of Directors”, each holder of Class A Shares and Class B Shares is entitled to notice of, and to attend and vote at, all meetings of the Manager’s shareholders, other than meetings at which holders of only a specified class or series may vote, and shall be entitled to cast one vote per share. Subject to applicable law and in addition to any other required shareholder approvals, all matters to be approved by shareholders (other than the election of directors), must be approved: by a majority or, in the case of matters that require approval by a special resolution of shareholders, at least 66 2/3%, of the votes cast by holders of Class A Shares who vote in respect of the resolution or special resolution, as the case may be; and by a majority or, in the case of matters that require approval by a special resolution of shareholders, at least 66 2/3%, of the votes cast by holders of Class B Shares who vote in respect of the resolution or special resolution, as the case may be. On any matters for the Manager that require shareholder approval, approval must be obtained from the holders of the Class A Shares and the holder of the Class B Shares, in each case voting separately as a class. In the event that holders of Class A Shares vote for a resolution and the holder of Class B shares votes against, or vice versa, such resolution would not receive the requisite approval and would therefore not be passed.

Election of Directors

In the election of directors, holders of Class A Shares are entitled to elect one-half of the Board and holders of Class B Shares are entitled to elect the other one-half of the Board. The Articles of the Manager provide that each holder of shares of a class or series of shares of the Manager entitled to vote in an election of directors has the right to cast a number of votes equal to the number of votes attached to the shares held by the holder multiplied by the number of directors to be elected by the holder and the holders of shares of the classes or series of shares entitled to vote with the holder in the election of directors. A holder may cast all such votes in favour of one candidate or distribute such votes among its candidates in any manner the holder sees fit. Where a holder has voted for more than one candidate without specifying the distribution of votes among such candidates, the holder shall be deemed to have divided the holder’s votes equally among the candidates for whom the holder voted.

The Articles of the Manager provide that decisions of the directors are to be decided by a majority of votes and do not contain processes or procedures, such as a casting vote, to break a decision-making deadlock at the Board.

Other Provisions

Immediately following the completion of the Arrangement, the Manager, BAM Partners Trust and Computershare Trust Company of Canada entered into a trust agreement (the “2022 Trust Agreement”) that provides, among other things, that BAM Partners Trust will not sell any Class B Shares, directly or indirectly, pursuant to a takeover bid at a price per share in excess of 115% of the market price of the Class A Shares or as part of a transaction involving purchases made from more than five persons or companies in the aggregate, unless a concurrent offer is made to all holders of Class A Shares. The 2022 Trust Agreement will also provide that the concurrent offer must be: (i) for the same percentage of Class A Shares as the percentage of Class B Shares offered to be purchased from BAM Partners Trust; (ii) at a price per share at least as high as the highest price per share paid pursuant to the takeover bid for the Class B Shares; and (iii) on the same terms in all material respects as the offer for the Class B Shares. These provisions in the 2022 Trust Agreement will also apply to any transaction that would be deemed an indirect offer for the Class B Shares under applicable takeover bid legislation in Canada. Additionally, BAM Partners Trust will agree to prevent any person or company from carrying out a direct or indirect sale of Class B Shares in contravention of the 2022 Trust Agreement.

Class A Preference Shares

Series

The Class A Preference Shares may be issued from time to time in one or more series. The Board will fix the number of shares in each series of Class A Preference Shares and the provisions attached to each series before issue.

Priority

The Class A Preference Shares will rank senior to the Class A Shares, the Class B Shares and other shares ranking junior to the Class A Preference Shares with respect to priority in the payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding up of the Manager, whether voluntary or involuntary, or in the event of any other distribution of assets of the Manager among its shareholders for the purpose of winding up its affairs. Each series of Class A Preference Shares will rank on a parity with every other series of Class A Preference Shares with respect to priority in the payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding up of the Manager, whether voluntary or involuntary, or in the event of any other distribution of assets of the Manager among its shareholders for the purpose of winding up its affairs.

Shareholder Approvals

The Manager shall not delete or vary any preference, right, condition, restriction, limitation or prohibition attaching to the Class A Preference Shares as a class or create preference shares ranking in priority to or on parity with the Class A Preference Shares except by special resolution passed by at least 66 2/3% of the votes cast at a meeting of the holders of the Class A Preference Shares duly called for that purpose, in accordance with the provisions of the Articles. Each holder of Class A Preference Shares entitled to vote at a class meeting of holders of Class A Preference Shares, or at a joint meeting of the holders of two or more series of Class A Preference Shares, has one vote in respect of each C$25.00 of the issue price of each Class A Preference Share held by such holder.

DESCRIPTION OF DEBT SECURITIES

The following description of Debt Securities sets forth certain general terms and provisions of Debt Securities that may be offered under this prospectus and in respect of which a prospectus supplement may be filed. The Manager will provide particular terms and provisions of a series of Debt Securities and a description of how the general terms and provisions described below may apply to that series in the prospectus supplement relating to such series. Prospective investors should rely on information in the applicable prospectus supplement to the extent that it is different from the following information.

Debt Securities will be issued under one or more trust indentures (each, a “Debt Indenture”), in each case between the Manager and one or more appropriately qualified financial institutions authorized to carry on business as an indenture trustee in Canada and/or the United States, as may be required by applicable securities laws (each, a “Trustee”). The description below is not exhaustive and is subject to, and qualified in its entirety by reference to, the detailed provisions of the applicable Debt Indenture. Accordingly, reference should also be made to the applicable Debt Indenture, forms of which have been filed as exhibits to the registration statement. A copy of the final, fully executed Debt Indenture, together with any supplemental indenture and/or form of note for any Debt Securities offered hereunder, will be filed by the Manager with the applicable provincial securities commissions or similar regulatory authorities in Canada after it has been entered into and in conjunction with the issue of any Debt Securities thereunder, and will be available electronically on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov, and will also be filed by post-effective amendment to the registration statement or by incorporation by reference to the documents filed or furnished with the SEC under the U.S. Exchange Act.

Debt Securities may be offered separately or in combination with one or more other Securities. The Manager may also, from time to time, issue Debt Securities and incur additional indebtedness other than pursuant to Debt Securities issued under this prospectus.

General

Debt Securities may be issued from time to time in one or more series. The Manager may specify a maximum aggregate principal amount for the Debt Securities of any series and, unless otherwise provided in the applicable prospectus supplement, a series of Debt Securities may be re-opened for issuance of additional Debt Securities of that series.

The prospectus supplement will set forth, as applicable, the following terms relating to the Debt Securities being offered:

•	the specific designation and any limit on the aggregate principal amount of the Debt Securities;

•	the currency or currency units for which the Debt Securities may be purchased and in which the principal and any premium or interest is payable;

•	the offering price (at par, at a discount or at a premium) of the Debt Securities;

•	the date(s) on which the Debt Securities will be issued and delivered;

•	the date(s) on which the Debt Securities will mature, including any provision for the extension of a maturity date, or the method of determining such date(s);

•	the rate(s) per annum (either fixed or floating) at which the Debt Securities will bear interest (if any) and, if floating, the method of determining such rate(s);

•	the date(s) from which any interest obligation will accrue and on which interest will be payable, and the record date(s) for the payment of interest or the method of determining such date(s);

•	if applicable, the provisions for subordination of the Debt Securities to other indebtedness of the Manager;

•	the identity of the Trustee(s) under the applicable Debt Indenture pursuant to which the Debt Securities are to be issued;

•	any redemption terms, or terms under which the Debt Securities may be defeased prior to maturity;

•	any repayment or sinking fund provisions;

•	any events of default applicable to the Debt Securities;

•	whether the Debt Securities are to be issued in registered form or in the form of temporary or permanent global securities, and the basis of exchange, transfer and ownership thereof;

•	any exchange or conversion terms;

•	provisions applicable to amendment or modification of the applicable Debt Indenture; and

•	any other material terms, conditions or other provisions (including covenants) applicable to the Debt Securities.

The Manager reserves the right to include in a prospectus supplement specific terms and provisions pertaining to the Debt Securities in respect of which the prospectus supplement is filed that are not within the variables and parameters set forth in this prospectus. To the extent that any terms or provisions or other information pertaining to the Debt Securities described in a prospectus supplement differ from any of the terms or provisions or other information described in this prospectus, the description set forth in this prospectus shall be deemed to have been superseded by the description set forth in the prospectus supplement with respect to those Debt Securities.

Ranking

Unless otherwise indicated in the applicable prospectus supplement, the Debt Securities will be direct unsecured obligations of the Manager. The Debt Securities will be senior or subordinated indebtedness of the Manager as described in the applicable prospectus supplement. If the Debt Securities are senior indebtedness, they will rank equally and rateably with all other unsecured indebtedness of the Manager from time to time issued and outstanding which is not subordinated.

If the Debt Securities are subordinated indebtedness, they will be subordinated to senior indebtedness of the Manager as described in the applicable prospectus supplement, and they will rank equally and rateably with other subordinated indebtedness of the Manager from time to time issued and outstanding as described in the applicable prospectus supplement. The Manager reserves the right to specify in a prospectus supplement whether a particular series of subordinated Debt Securities is subordinated to any other series of subordinated debt securities.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement accompanying this prospectus, we expect to use the net proceeds of the sale of Securities by us for general corporate purposes. The actual application of proceeds from the sale of any particular offering of Securities covered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

We will not receive any proceeds from Class A Shares offered and sold by any Selling Securityholder.

PLAN OF DISTRIBUTION

The Manager and the Selling Shareholders may sell the Securities to or through underwriters or dealers and also may sell Securities directly to one or more purchasers or through agents, or through a combination of any of these methods of sale. The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices. If offered on a non-fixed price basis, including sales of Class A Shares in transactions that are deemed to be ATM Distributions, the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be increased or decreased by the amount, if any, by which the aggregate price paid for the Securities by the purchasers exceeds or is less than the gross proceeds paid by the underwriter, dealer or agent to the Manager and/or the Selling Shareholders. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution. No Selling Shareholder may distribute Securities pursuant to an ATM Distribution.

In connection with the sale of the Securities, underwriters, dealers or agents may receive compensation from the Manager, the Selling Shareholders or from other parties, including in the form of underwriters’, dealers or agents’ fees, commissions or concessions. Underwriters, dealers and agents that participate in the distribution of the Securities may be deemed to be underwriters for the purposes of applicable Canadian securities legislation and/or statutory underwriters under U.S. securities laws and any such compensation received by them from the Manager and/or the Selling Shareholders and any profit on the resale of the Securities by them may be deemed to be underwriting commissions.

The prospectus supplement relating to each distribution of Securities will also set forth the terms of the offering of the Securities, including to the extent applicable, the initial offering price, the proceeds to the Manager and/or the Selling Shareholders, the underwriters’, dealers’ or agents’ compensation or other discount or selling concession to be allowed or re-allowed to underwriters’ or dealers. Any underwriters, dealers or agents with respect to a particular offering of Securities will be named in the prospectus supplement relating to such offering. In addition, the Securities may be offered and issued in consideration for the acquisition (an “Acquisition”) of other businesses, assets or securities by the Manager or one of its subsidiaries. The consideration for any such Acquisition may consist of Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

In connection with any offering of Securities, other than an ATM Distribution, the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. No agent of an ATM Distribution, and no person or company acting jointly or in concert with an agent of an ATM Distribution, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the securities or securities of the same class as the securities distributed pursuant to the ATM Distribution, including selling an aggregate number or principal amount of securities that would result in the agent creating an over-allocation position in the securities.

In connection with an Acquisition, Securities may be offered and issued at a deemed price or deemed prices determined either when the terms of the Acquisition are tentatively or finally agreed to, when the Acquisition is completed, when the Manager issues the Securities or during some other negotiated period.

Under agreements which may be entered into by the Manager and/or the Selling Shareholders, underwriters, dealers and agents who participate in the distribution of the Securities may be entitled to indemnification by the Manager against certain liabilities, including liabilities under the securities legislation of each of the provinces of Canada.

Each distribution of Securities (other than Class A Shares) will be a new issue of securities with no established trading market. Unless otherwise specified in a prospectus supplement relating to a series of Securities, the Securities (other than Class A Shares) will not be listed on any securities exchange. Certain broker dealers may make a market in the Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker dealer will make a market in the Securities of any series or as to the liquidity of the trading market, if any, for the Securities of any series.

RISK FACTORS

An investment in the Securities is subject to a number of risks. Before making an investment decision, you should carefully consider the risks described in the AIF, the Annual MD&A and the Interim MD&A and the other information incorporated by reference in this prospectus, as updated by our subsequent filings with securities regulatory authorities in Canada and with the SEC on EDGAR, to the extent incorporated herein by reference, and those described in the applicable prospectus supplement. If any of the events or developments discussed in those risk factors actually occur, our business financial condition or results of operations or the value of the Securities could be adversely affected. The risks and uncertainties described therein and herein are not the only risks and uncertainties we face. For more information see “Documents Incorporated by Reference”.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

Notice to Canadian Investors

Certain directors of the Manager are residents of jurisdictions outside of Canada. The following Non-Residents have appointed the following agent for service of process in Ontario:

Name of Person or Manager	Name and Address of Agent
Bruce Flatt Olivia Garfield Nili Gilbert Keith Johnson Brian Kingston Allison Kirkby Diana Noble	Brookfield Asset Management Ltd. 181 Bay Street, Suite 100 Brookfield Place Toronto, Ontario, Canada M5J 2T3

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process in Canada. Furthermore, it may be difficult to realize upon or enforce in Canada any judgment of a court of Canada against any Non-Residents named in this prospectus since a substantial portion of the assets of such persons may be located outside of Canada.

Notice to U.S. Investors

The Manager is incorporated under the laws of British Columbia, Canada and its principal place of business is in Canada. Most of the Manager’s directors and officers, and some of the experts named in this prospectus, are not residents of the United States, and a substantial portion of the assets of the Manager and said persons are located outside the United States. As described below, the Manager will appoint an agent for service of process in the United States, but it may be difficult for holders of Securities who reside in the United States to effect service within the United States upon the Manager or those directors, officers and experts who are not residents of the United States. Investors should not assume that a Canadian court would enforce a judgment of a U.S. court obtained in an action against the Manager or such other persons predicated on the civil liability provisions of the U.S. federal securities laws or the securities or “blue sky” laws of any state within the United States or would enforce, in original actions, liabilities against the Manager or such persons predicated on the U.S. federal securities laws or any such state securities or “blue sky” laws. The Manager has been advised that a monetary judgment of a U.S. court predicated solely upon the civil liability provisions of U.S. federal securities laws would likely be enforceable in Canada if the U.S. court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. The Manager cannot provide assurance that this will be the case. It is less certain that an action could be brought in Canada in the first instance on the basis of liability predicated solely upon such laws.

The Manager will file with the SEC, concurrently with the registration statement, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Manager will appoint Brookfield Asset Management LLC as its agent for service of process in the U.S. in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Manager in a U.S. court arising out of or relating to or concerning an offering of Securities under this prospectus.

EXEMPTIVE RELIEF AND UNDERTAKINGS

Exemptive Relief

Pursuant to a decision document dated October 5, 2022, the OSC, as principal regulator, has granted the Manager exemptive relief from (i) the requirements in section 12.2 of NI 41-101 and Part 10 of National Instrument 51-102 – Continuous Disclosure Obligations to refer to the Class A Shares and Class B Shares in a prospectus or continuous disclosure documents using a term that includes appropriate restricted security terms and not refer to securities by a term that includes “common”; (ii) the requirements in Part 2 of OSC Rule 56-501 – Restricted Securities (“OSC Rule 56-501”) in respect of disclosure relating to the Class A Shares and Class B Shares in dealer and advisor documentation and rights offering circulars or offering memoranda; and (iii) the requirements in Part 3 of OSC Rule 56-501 in respect of future stock distributions of Class A Shares or securities that are directly or indirectly convertible into or exercisable for Class A Shares.

Undertakings

The Manager filed an undertaking with the Canadian securities regulatory authorities in accordance with sections 6.1 and 6.4 of National Policy 41-201 – Income Trusts and Other Indirect Offerings (“NP 41-201”) pursuant to which it agreed: (i) that in complying with its reporting issuer obligations, the Manager will treat any operating entity (within the meaning of NP 41-201) as a subsidiary of the Manager; however, if generally accepted accounting principles used by the Manager prohibit the consolidation of financial information of the Manager and the operating entity, then for as long as the operating entity (including any of its significant business interests) represents a significant asset of the Manager, the Manager will provide securityholders with audited annual financial statements and unaudited interim financial statements of the operating entity, prepared in accordance with the same generally accepted accounting principles as the Manager’s financial statements, and related management’s discussion and analysis (which may be contained within the Manager’s management’s discussion and analysis); (ii) that for so long as the Manager is a reporting issuer, the Manager will take the appropriate measures to require each person who would be an insider of the operating entity or a person or company in a special relationship with the operating entity, if such operating entity were a reporting issuer, to comply with prohibitions against insider trading under applicable securities legislation; and (iii) that for so long as the Manager is a reporting issuer, the Manager will take the appropriate measures to require each person who would be a reporting insider of the operating entity, if such operating entity were a reporting issuer, to file insider reports about trades in securities of the Manager.

The Manager filed an undertaking with the securities regulatory authorities in each of the provinces of Canada in accordance with subsection 4.1(1) of 44-102 pursuant to which it agreed that it will not distribute, under this prospectus, Securities that, at the time of distribution, are novel without pre-clearing the disclosure to be contained in the prospectus supplement pertaining to the distribution of such Securities with the applicable regulator.

INTERESTS OF EXPERTS

The consolidated financial statements of the Manager as at December 31, 2023 and 2022, and for the year ended December 31, 2023 and for the period from July 4, 2022 to December 31, 2022 incorporated by reference in this prospectus, and the effectiveness of the Manager’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

The consolidated and combined financial statements of the Asset Management Company as at December 31, 2023 and 2022 and for the years then ended incorporated by reference into this prospectus have been audited by Deloitte LLP, an independent auditor, as set forth in their report thereon. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Deloitte LLP is independent with respect to the Manager within the meaning of the U.S. Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States) and within the meaning of the rules of professional conduct of the Chartered Professional Accountants of Ontario.

Deloitte LLP is independent with respect to the Asset Management Company within the meaning of the rules of professional conduct of the Chartered Professional Accountants of Ontario. The offices of Deloitte LLP are located at 8 Adelaide Street West, Toronto, Ontario M5H 0A9.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement relating to a series of Securities, certain legal matters in connection with the issue and sale of the Securities will be passed upon by Torys LLP, Canadian and U.S. counsel to the Manager, and the validity of the Securities and other legal matters will be passed upon by McMillan LLP, British Columbia counsel to the Manager. The partners and associates of Torys LLP and McMillan LLP, as a group, beneficially own, directly or indirectly, less than 1% of the outstanding Securities.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for the Class A Shares is TSX Trust Company at its principal office in Toronto, Ontario, Canada. The transfer agent and registrar for the Class  A Preference Shares will be specified in the applicable prospectus supplement.

PROMOTER

The Corporation has taken the initiative in founding and organizing the Manager, and accordingly, may be considered to be a promoter within the meaning of Canadian securities laws. As of May 17, 2024, the Corporation does not own, control or direct, directly or indirectly, any shares of the Manager. As of May 17, 2024, the Corporation owns, directly and indirectly, 1,198,890,716 common shares of the Asset Management Company, representing approximately 73% of the common shares of the Asset Management Company.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO

OFFEREES OR PURCHASERS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Business Corporations Act (British Columbia) (“BCBCA”), a company may indemnify: (i) a current or former director or officer of that company; (ii) a current or former director or officer of another corporation if, at the time such individual held such office, the corporation was an affiliate of the company, or if such individual held such office at the company’s request; or (iii) an individual who, at the request of the company, held, or holds, an equivalent position in another entity (an “indemnifiable person”) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative or other legal proceeding or investigative action (whether current, threatened, pending or completed) in which he or she is involved because of that person’s position as an indemnifiable person, unless: (i) the individual did not act honestly and in good faith with a view to the best interests of such company or the other entity, as the case may be; or (ii) in the case of a proceeding other than a civil proceeding, the individual did not have reasonable grounds for believing that the individual’s conduct in respect of which the proceeding was brought was lawful. A company cannot indemnify an indemnifiable person if it is prohibited from doing so under its articles or by applicable law. A company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an indemnifiable person in respect of that proceeding only if the indemnifiable person has provided an undertaking that, if it is ultimately determined that the payment of expenses was prohibited, the indemnifiable person will repay any amounts advanced. Subject to the aforementioned prohibitions on indemnification, a company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an indemnifiable person in respect of such eligible proceeding if such indemnifiable person has not been reimbursed for such expenses, and was wholly successful, on the merits or otherwise, in the outcome of such eligible proceeding or was substantially successful on the merits in the outcome of such eligible proceeding. On application from an indemnifiable person, a court may make any order the court considers appropriate in respect of an eligible proceeding, including the indemnification of penalties imposed or expenses incurred in any such proceedings and the enforcement of an indemnification agreement. As permitted by the BCBCA, the Registrant’s articles require the Registrant to indemnify its directors, officers, former directors or officers (and such individual’s respective heirs and legal representatives) and permit the Registrant to indemnify any person to the extent permitted by the BCBCA.

The Registrant has the benefit of insurance coverage under which the directors of the Registrant are insured, subject to the limits of the policy, against certain losses arising from claims made against such directors by reason of any acts or omissions covered under the policy in their respective capacities as directors of the Registrant, including certain liabilities under securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

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EXHIBITS

Exhibit	Description

4.1	Annual Information Form of the Registrant dated March 19, 2024 for the fiscal year ended December 31, 2023 (incorporated by reference to Exhibit 99.1 to the Registrant’s Annual Report on Form 40-F filed on March 19, 2024)

4.2	Audited consolidated financial statements of the Registrant as at December 31, 2023 and 2022 and for the year ended December 31, 2023 and for the period from July 4, 2022 to December 31, 2022, together with the accompanying notes thereto and the report of the independent registered public accounting firm thereon; and audited consolidated and combined financial statements of Brookfield Asset Management ULC as at December 31, 2023 and 2022 and for the years ended December 31, 2023 and 2022, together with the accompanying notes thereto and the report of the independent auditor thereon (incorporated by reference to Exhibit 99.2 to the Registrant’s Annual Report on Form 40-F filed on March 19, 2024)

4.3	Management’s Discussion and Analysis of the Registrant dated March 19, 2024 for the fiscal year ended December 31, 2023 (incorporated by reference to Exhibit 99.2 to the Registrant’s Annual Report on Form 40-F filed on March 19, 2024)

4.4	Unaudited interim condensed consolidated financial statements of the Registrant as at March 31, 2024 and December 31, 2023 and for the three months ended March 31, 2024 and 2023, together with accompanying notes thereto; and unaudited interim condensed consolidated financial statements of Brookfield Asset Management ULC as at March 31, 2024 and December 31, 2023 and for the three months ended March 31, 2024 and 2023, together with the accompanying notes thereto (incorporated by reference to pages 58 to 94 of Exhibit 99.1 to the Registrant’s Current Report on Form 6-K filed on May 10, 2024)

4.5	Management’s Discussion and Analysis of the Registrant dated May 8, 2024 for the three months ended March 31, 2024 and 2023 (incorporated by reference to pages 7 to 57 of Exhibit 99.1 to the Registrant’s Current Report on Form 6-K filed on May 10, 2024)

4.6	Management Information Circular of the Registrant dated April 25, 2024 for the annual meeting of shareholders to be held on June 7, 2024 (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 6-K filed on May 7, 2024)

5.1	Consent of Deloitte LLP, independent registered public accounting firm for the Registrant

5.2	Consent of Deloitte LLP, independent auditor for Brookfield Asset Management ULC

6.1	Powers of Attorney (included on the signature pages of this Registration Statement)

7.1	Form of Trust Indenture*

7.2	Form of Subordinated Trust Indenture*

107	Filing Fee Table

*	If Debt Securities are offered by a supplement to this Registration Statement, the Registrant will file with the Commission a trustee’s Statement of Eligibility on Form T-1 (if applicable).

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PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

ITEM 1. UNDERTAKING

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

ITEM 2. CONSENT TO SERVICE OF PROCESS

Concurrently with the filing of this Registration Statement on Form F-10, the Registrant will file with the Commission a written irrevocable consent and power of attorney on Form F-X.

If Debt Securities are offered by a supplement to this Registration Statement, any non-U.S. trustee will file with the Commission a written irrevocable consent and power of attorney on Form F-X.

Any change to the name or address of the agent for service of the Registrant or any such trustee shall be communicated promptly to the Commission by amendment of the Form F-X referencing the file number of this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Ontario, Canada, on the 21st day of May, 2024.

BROOKFIELD ASSET MANAGEMENT LTD.

By:	/s/ Bruce Flatt
Name: Bruce Flatt Title: Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Bruce Flatt, Bahir Manios, Hadley Peer Marshall and Kathy Sarpash, and each of them, each of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and registration statements filed pursuant to Rule 429 under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but when taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and on the 21st day of May, 2024.

Signature	Title

/s/ Bruce Flatt	Chief Executive Officer and Director (principal executive officer)
Bruce Flatt

/s/ Bahir Manios	Chief Financial Officer (principal financial and accounting officer)
Bahir Manios

/s/ Mark Carney	Chair of the Board of Directors
Mark Carney

/s/ Marcel R. Coutu	Director
Marcel R. Coutu

/s/ Nili Gilbert	Director
Nili Gilbert

/s/ Keith Johnson	Director
Keith Johnson

/s/ Allison Kirkby	Director
Allison Kirkby

/s/ Olivia Garfield	Director
Olivia Garfield

/s/ Brian W. Kingston	Director
Brian W. Kingston

/s/ Cyrus Madon	Director
Cyrus Madon

/s/ Diana Noble	Director
Diana Noble

/s/ Satish Rai	Director
Satish Rai

/s/ Samuel J.B. Pollock	Director
Samuel J.B. Pollock

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, this Registration Statement on Form F-10 has been signed below by the undersigned, solely in its capacity as the Registrant’s duly authorized representative in the United States, on this 21st day of May, 2024.

BROOKFIED ASSET MANAGEMENT LLC

By:	/s/ Kathy Sarpash
Name: Kathy Sarpash Title: Secretary